UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 21, 2010
POLARIS INDUSTRIES INC.
(Exact name of Registrant as specified in its charter)

Minnesota	1-11411	41-1790959
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2100 Highway 55
Medina, Minnesota 55340
(Address of principal executive offices)
(Zip Code)
(763) 542-0500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     On January 21, 2010, the Board of Directors (the “Board”) of Polaris Industries Inc. (the “Company”) elected Bernd Kessler as a Class I director, effective as of January 21, 2010, filling a vacancy created by the expansion of the size of the Board from nine to ten members. Mr. Kessler was also appointed to serve on the Audit Committee and the Technology Committee of the Board. As a non-employee director, Mr. Kessler will be eligible to receive director and committee fees, participate in the Polaris Industries Inc. Deferred Compensation Plan for Directors, receive grants under the Polaris Industries Inc. 2007 Omnibus Incentive Plan and use Company products and aircraft, all as described under the caption “Director Compensation” in the Company’s proxy statement for its 2009 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on March 10, 2009.
     Also on January 21, 2010, Stacy Bogart, the Vice President, General Counsel and Compliance Officer of the Company, was appointed to serve in the additional role of Secretary of the Company. Michael W. Malone served as the Secretary of the Company prior to the assumption of such duties by Ms. Bogart. Following Ms. Bogart’s appointment, Mr. Malone will continue to serve as the Vice President — Finance and Chief Financial Officer of the Company.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: January 21, 2010

POLARIS INDUSTRIES INC.
/s/ Michael W. Malone
Michael W. Malone
Vice President — Finance and Chief Financial Officer

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